Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC

Exhibit 99.2

Report of Independent Auditors

The Management Committee and Members
Okeanos Gas Gathering Company, LLC

We have audited the accompanying financial statements of Okeanos Gas Gathering Company, LLC, which comprise the balance sheet as of December 31, 2015, and the related statements of income, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Okeanos Gas Gathering Company, LLC at December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois

June 29, 2016

Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC
BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$2,216	$4,077
Accounts receivable:
Affiliates	965	845
Third parties	796	1,102
Total current assets	3,977	6,024
Pipelines and equipment, net	146,276	148,571
Total assets	$150,253	$154,595

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
Accounts payable:
Affiliates	395	889
Third parties	11	53
Accrued liabilities	199	198
Total current liabilities	605	1,140

Long-term liabilities:
Asset retirement obligations	9,239	9,109
Total liabilities	9,844	10,249

Members' equity	140,409	144,346
Total liabilities and members' equity	$150,253	$154,595

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC
STATEMENTS OF INCOME
(in thousands)

	Three Months ended March 31,		Year Ended December 31, 2015
	2016	2015
	(unaudited)

Revenue:
Transportation revenue:
Affiliates	$2,406	$1,694	$9,525
Third parties	2,242	2,927	7,740
Interest income	1	—	1
Total revenue	4,649	4,621	17,266

Costs and expenses:
Operating and maintenance expenses	411	824	3,591
General and administrative expenses	250	251	862
Depreciation expense	2,295	2,175	7,957
Accretion expense	130	111	452
Total costs and expenses	3,086	3,361	12,862

Net income	$1,563	$1,260	$4,404

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(in thousands)

	LIMITED MEMBER (66 2/3%) MARDI GRAS TRANSPORTATION SYSTEM, INC.	LIMITED MEMBER (33 1/3%) ENBRIDGE OFFSHORE (DESTIN), LLC	MEMBERS' EQUITY
Balance at January 1, 2015	$102,096	$51,050	$153,146
Net income	2,936	1,468	4,404
Member distributions	(8,803)	(4,401)	(13,204)
Balance at December 31, 2015	96,229	48,117	144,346
Net income (unaudited)	1,042	521	1,563
Member distributions (unaudited)	(3,667)	(1,833)	(5,500)
Balance at March 31, 2016 (unaudited)	$93,604	$46,805	$140,409

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC
STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,		Year ended December 31, 2015
	2016	2015
	(unaudited)
Operating activities:
Net income	$1,563	$1,260	$4,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,295	2,175	7,957
Accretion expense	130	111	452
Line fill inventory valuation adjustment	—	—	115
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(120)	106	129
Accounts receivable - third parties	306	(554)	(81)
Accounts payable - affiliates	(494)	(245)	(563)
Accounts payable - third parties	(42)	2	14
Accrued liabilities	1	—	198
Net cash provided by operating activities	3,639	2,855	12,625
Financing activities:
Member distributions	(5,500)	(2,204)	(13,204)
Cash used in financing activities	(5,500)	(2,204)	(13,204)
Net (decrease) increase in cash and cash equivalents	(1,861)	651	(579)
Cash and cash equivalents at beginning of period	4,077	4,656	4,656
Cash and cash equivalents at end of period	$2,216	$5,307	$4,077

Supplemental disclosure of cash flow information
Non-cash transaction:
Changes in asset retirement obligation asset and liability due to change in estimate (see Note 6)	$—	$—	$961

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

OKEANOS GAS GATHERING COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Nature of Business

Okeanos Gas Gathering Company, LLC (the Company) was formed as a Delaware limited liability company on June 12, 2001. Mardi Gras Transportation System Inc. (MGTSI), the initial member, entered into a limited liability company agreement with Shell Destin, LLC (Shell), an affiliate of Shell Oil Company (SOC), on August 27, 2001. On December 31, 2004, SOC sold its indirect interest in Shell to Enbridge Offshore (Destin), LLC (Enbridge), an affiliate of Enbridge (U.S.) Inc. Therefore, SOC’s membership interest in the Company was transferred to Enbridge on December 31, 2004. MGTSI sold its interest in the Company to Emerald Midstream, LLC (Emerald), an affiliate of ArcLight Capital Partners, LLC, effective March 31, 2016. Emerald then sold its interest in the Company to American Midstream Emerald, LLC (American Midstream) on April 27, 2016. MGTSI and SOC, prior to December 31, 2004, and Enbridge, effective from December 31, 2004, are herein collectively referred to as the Members. Contributions and distributions, as well as profits and losses, are required to be allocated among the Members on a pro-rata basis in accordance with their respective interests.
The purpose and business of the Company is to plan, design, construct, acquire, own, maintain, and operate the Okeanos Gas Gathering System (the Pipeline), to market the services of the Pipeline, and to engage in any activities directly or indirectly related thereto. From the inception date until 2003, the Company’s principal activities included obtaining necessary permits and rights-of-way, as well as designing and constructing the Pipeline. During that time, the Company was dependent on the Members to finance construction. The Pipeline began operations in November 2003. The 100-mile-long Pipeline delivers production from the Na Kika field to the Destin Pipeline Company, L.L.C. pipeline and has a maximum capacity of 1.2 billion cubic feet per day. The Pipeline also delivers natural gas from the Thunder Horse, Thunder Hawk and Big Bend/Dantzler fields, which commenced production in 2008, 2009 and 2015, respectively.
Construction Management and Operating Agreements
The Company entered into two construction management agreements (CMAs) to manage the construction of the Pipeline. The first CMA was signed with Enbridge on September 28, 2001, to manage the construction of the Pipeline segment from the Na Kika field to Main Pass 260. The second CMA was signed with MGTSI on December 14, 2001, to manage the construction of the segment of the Pipeline from the Thunder Horse field to the Na Kika field.
On February 21, 2002, the Company entered into an Operating, Management, and Administrative Agreement (the Operating Agreement) with MGTSI, which provides the guidelines under which MGTSI is to operate and maintain the Pipeline and perform all required administrative functions.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid, temporary cash investments having an original maturity of three months or less when purchased.
Concentration of Credit Risk
Accounts receivable are concentrated among shippers with operations in the Gulf of Mexico. Management believes that credit risk with respect to receivables is limited because the majority of the Company’s transportation revenue is derived from affiliates. The Company limits the amount of credit extended when deemed necessary and, generally, does not require collateral.
Pipelines and Equipment
Pipelines and equipment are recorded at historical cost less accumulated depreciation and impairment losses, if any. Additions and improvements to the assets under construction are capitalized. Pipelines and equipment consist primarily of the offshore underwater gathering system, which includes rights-of-way, pipe, equipment, material, labor, and overhead. Depreciation is determined by using the straight-line method over the estimated useful lives of the assets. The Company uses one estimated useful life for the pipelines and equipment, which is based on the longest useful life of the connecting platforms. Effective January 1, 2015, the Company reduced the estimated useful life of its pipelines and equipment by six years due to a reduction in the anticipated

Exhibit 99.2

production of the connecting platforms. As of December 31, 2015, the remaining useful life of its pipelines and equipment was 16 years.
Line fill, included in pipelines and equipment, represents natural gas acquired to commence operations of the Pipeline and is valued at the lower of historical cost or net realizable value.
Impairment of Pipelines and Equipment
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015, there were no impairment charges recognized by the Company.
Asset Retirement Obligation
The Company accounts for its asset retirement obligation (ARO) in accordance with Accounting Standards Codification (ASC) 410-20, Asset Retirement Obligations. ASC 410-20 specifies that an entity is required to recognize a liability for the fair value of a conditional ARO when incurred if the fair value of the liability can be reasonably estimated. ASC 410-20 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets. When the liability is initially recorded, the Company capitalizes an equivalent amount as part of the cost of the asset. Over time, the liability will be accreted for the change in its present value each period, and the capitalized cost will be depreciated over the useful life of the related asset.
Environmental Liabilities
Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties. Projected cash expenditures are presented on an undiscounted basis. At March 31, 2016 (unaudited) and December 31, 2015, no amounts were accrued by the Company for environmental liabilities.
Revenue Recognition
The Company recognizes revenue when there is a persuasive evidence of an arrangement, the sales price is fixed or determinable, services are rendered and the collection of the resultant receivable is probable. Revenues for the transportation of natural gas are recognized based on volumes received or nominated from the Na Kika, Thunder Horse, and Thunder Hawk production facilities and delivered to the Main Pass 260 interconnect facilities in accordance with contractual terms at the time the transportation services are delivered. The Company’s share of income from the deepwater pipeline repair equipment is recognized when earned based on daily rates.
Income Taxes
The Company is treated as a pass-through entity under the provisions of the United States Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect a provision for income taxes, as the Company’s results of operations and related credits and deductions will be passed through to and taken into account by its Members in computing their respective income taxes.

Fair Value Measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2, or 3 are terms for the priority of inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

•	Level 1 - Quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs other than Level 1 inputs that are either directly or indirectly observable.

Exhibit 99.2

•	Level 3 - Unobservable inputs developed using estimates and assumptions developed by the Company, which reflect those that a market participant would use.

Financial Instruments
The Company’s financial instruments consist of cash equivalents, accounts receivable, and accounts payable. The carrying amounts of these items approximate fair value. The fair value of cash equivalents is determined based on quoted market prices (see Note 7).
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Management believes that its estimates are reasonable.
3. Accounting Standards Issued and Not Yet Adopted
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. This accounting standard supersedes all existing GAAP revenue recognition guidance. Under ASU 2014-09, a company will recognize revenue when it transfers the control of promised goods or services to customers in an amount that reflects the consideration which the company expects to collect in exchange for those goods or services. ASU 2014-09 will require additional disclosures in the notes to the financial statements and was initially effective for annual reporting periods beginning after December 15, 2017 for nonpublic companies. In July 2015, the FASB deferred the effective date of this ASU for one year. The Company is evaluating the impact of ASU 2014-09; an estimate of the impact to the financial statements cannot be made at this time.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which requires management of the entity to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, with early adoption permitted. The impact of this standard will be dependent on the Company’s financial condition and expected operating outlook at the time of adoption.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842): Amendments to the FASB Accounting Standards Codification, which, among other things, requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The new standard also requires new disclosures to assist financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard becomes effective for nonpublic companies on January 1, 2020. Early adoption is permitted. This standard should be applied under a modified retrospective approach. The Company is evaluating the effect of ASU 2016-02; an estimate of the impact to the financial statements cannot be made at this time.

4. Pipelines and Equipment
Pipelines and equipment at March 31, 2016 and December 31, 2015, consist of the following (in thousands):

	March 31, 2016	December 31, 2015
	(unaudited)
Transportation assets	$224,392	$224,392
Line fill inventory	393	393
Assets under construction	11	11
Deepwater pipeline repair equipment	4,167	4,167
Decommissioning asset	5,112	5,112
	234,075	234,075
Less accumulated depreciation	(87,799)	(85,504)
Pipelines and equipment, net	$146,276	$148,571

Exhibit 99.2

Transportation assets consist of, among other things, pipeline construction, line pipe, line pipe fittings, and pumping equipment. Transportation assets are depreciated using the straight-line method. Total depreciation expense was $2.3 million (unaudited) and $2.2 million (unaudited) for the three months ended March 31, 2016 and 2015, respectively, and $8.0 million for the year ended December 31, 2015.
5. Related-Party Transactions
A significant portion of the Company’s operations is with related parties. Transportation revenues of $2.4 million (unaudited) and $1.7 (unaudited) million during the three months ended March 31, 2016 and 2015, respectively, and $9.5 million during the year ended December 31, 2015, were earned from transporting products for the Members and their affiliates. At March 31, 2016 and December 31, 2015, the Company had receivables due from Members and their affiliates of $1.0 million (unaudited) and $0.8 million, respectively.

In accordance with the Operating Agreement and other agreements between the Members, management services are provided to the Company by MGTSI and its affiliates. These include corporate facilities and services, such as executive management, supervision, accounting, legal, and other normal and necessary services in the ordinary course of the Company’s business. Management fees paid for costs and expenses incurred on behalf of the Company were $0.2 million (unaudited) for both the three months ended March 31, 2016 and 2015, and $0.8 million for the year ended December 31, 2015. At March 31, 2016 and December 31, 2015, the Company had payables due to Members and their affiliates of $0.4 million (unaudited) and $0.9 million, respectively.

6. Asset Retirement Obligations
The Company has a liability recorded representing the estimated fair value of its asset retirement obligations. The fair value of the asset retirement obligations was determined based upon expected future costs using existing technology, at current prices, and applying an inflation rate of 2% per annum. Based on a revision in the estimated useful life of the Company's pipelines and equipment as of December 31, 2015, the estimated obligation settlement date was changed from 2034 to 2031.
The changes in the Company’s ARO for the three months ending March 31, 2016 and the year ended December 31, 2015 were as follows (in thousands):

Balance at January 1, 2015	$7,696
Revision in the estimated obligation settlement date	961
Accretion expense	452
Balance at December 31, 2015	9,109
Accretion expense (unaudited)	130
Balance at March 31, 2016 (unaudited)	$9,239
7. Fair Value Measurement
The Company uses fair value to measure certain of its assets, liabilities, and expenses in its financial statements. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). The Company categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the FASB, which prioritizes the inputs to valuation techniques used to measure fair value (see Note 2). The Company also considers counterparty credit risk in its assessment.
At March 31, 2016 and December 31, 2015, the fair value of the Company’s financial assets and liabilities are classified in one of three categories as follows (in thousands):

	Level 1	Level 2	Level 3	Total
March 31, 2016
Overnight cash investments (unaudited)	$2,216	$—	$—	$2,216

Exhibit 99.2

	Level 1	Level 2	Level 3	Total
December 31, 2015
Overnight cash investments	$4,077	$—	$—	$4,077

Reconciling items may exist between the overnight cash investments total and the cash and cash equivalents line item on the balance sheets. The Company’s financial instruments in Level 1 are cash equivalents, whose valuation does not require significant management judgment.

8. Subsequent Events
MGTSI has sold its 66-2/3% partnership interest to Emerald Midstream, LLC, an affiliate of ArcLight Capital Partners, LLC effective March 31, 2016. MGTSI will continue to be the operator until a new operator has been appointed.

The Company evaluated and disclosed subsequent events through June 29, 2016, the date these financial statements were available to be issued.